EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Collectors Universe, Inc.

We consent to the incorporation by reference in this Registration Statement on form S-8 of our report relating to the consolidated statements of operations, stockholders’ equity and cash flows of Collectors Universe, Inc. for the year ended June 30, 2004 dated September 23, 2004 appearing in the Annual Report on Form 10-K of Collectors Universe, Inc. for the year ended June 30, 2006.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
September 13, 2006

23.3-1